UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                           Date of Report: May 6, 2005


                         The South Financial Group, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


South Carolina                  0-15083                          57-0824914
-------------------            ----------                   ------------------
(State or other juris-        (Commission                     (IRS Employer
diction of incorporation)      File Number)              Identification Number)


        102 South Main Street, Greenville, South Carolina           29601
        -------------------------------------------------           -----
        (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01.   Other Events

         On May 6, 2005, The South Financial Group, Inc. ("TSFG") completed its acquisition of Pointe Financial Corporation ("PNTE"). In the transaction, The South Financial Group will issue 2,193,941 shares of TSFG common stock and pay $24,493,075 in cash in exchange for all outstanding shares of PNTE common stock. A total of 360,081 shares of TSFG common stock are being reserved for issuance for all options to purchase shares of PNTE common stock. The TSFG common stock issued in the merger will be valued at $26.578 for purposes of the allocations of stock and cash under the merger agreement.

         Pointe Financial's banking subsidiary, Pointe Bank, had approximately $430 million in assets at March 31, 2005 and currently operates 10 branch offices in Palm Beach, Broward, and Miami-Dade counties. In connection with the acquisition, Pointe Bank was merged into Mercantile Bank, TSFG's Florida banking subsidiary.









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE SOUTH FINANCIAL GROUP, INC.


May 6, 2005                By:    /s/ William P. Crawford, Jr.
                               -------------------------------------
                               William P. Crawford, Jr.
                               Executive Vice President and General Counsel